Exhibit 10.2

First Amendment to Office Lease

This First Amendment to Office Lease (this “Amendment”) is being signed on                     , 2019, by Big Dog Holdings LLC, a Delaware limited liability company (“Landlord”), and Airbnb, Inc., a Delaware corporation (“Tenant”).

Recitals

A. Pursuant to that certain Office Lease dated as of June 9, 2017 (the “Existing Lease”; together with this Amendment, the “Lease”), Tenant leases or will lease certain premises located in the building located at 650 Townsend Street, San Francisco, California.

B. Landlord and Tenant now desire to amend the Existing Lease to, among other things, provide for changes to the “Rentable Square Feet” of the Premises.

Agreement

Therefore, the Landlord and Tenant agree as follows:

1. Use of Defined Terms; Recitals; Effective Date; Definitions. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used herein shall have the defined meanings ascribed to them in the Existing Lease. In the event of any conflict between the terms of the Existing Lease and the terms of this Amendment, the terms (including, without limitation, any definitions) set forth in this Amendment shall supersede and control.

1.1 Recitals. The recitals set forth above are incorporated herein and made a part of this Amendment to the same extent as if set forth herein in full.

1.2 Exhibits. The exhibits attached hereto are incorporated herein and made a part of this Amendment. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used in the exhibits attached hereto shall have the defined meanings ascribed to them in this Amendment.

1.3 Effective Date. Unless otherwise specifically provided herein, the provisions of this Amendment shall be effective as of the date that this Amendment has been fully executed and delivered by both Tenant and Landlord (the “Effective Date”).

2. Amendments.

2.1 Summary of Basic Lease Information. The Summary is hereby amended as follows:

(a) Section 2.1. The Description for Section 2.1 of the Summary titled “Building” is deleted in its entirety and replaced with the following:

That certain six (6) story office building located in the “Project” (as defined in Section 1.1.2), commonly known as Townsend Center, located at 650 Townsend Street and 699 Eighth Street, San Francisco, California, containing approximately 686,458 rentable square feet of space.

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(b) Section 2.2. The Description for Section 2.2 of the Summary titled “Premises” is deleted in its entirety and replaced with the following:

Approximately 178,234 rentable square feet of space consisting of (i) approximately 1,109 rentable square feet of space located on the street level of the east tower of the Building and commonly known as Suite 95, (ii) approximately 55,701 rentable square feet of space comprising the entire second (2nd) floor of the east tower of the Building and commonly known as Suites 210 and 225, (ii) approximately 61,781 rentable square feet of space comprising the entire third (3rd) floor of the east tower of the Building and commonly known as Suites 310 and 325, and (iii) approximately 59,643 rentable square feet of space comprising the entire sixth (6th) floor of the east tower of the Building and commonly known as Suite 600, as further set forth in Exhibit A to the Lease.

(c) Section 4. Section 4 of the Summary titled “Base Rent” is deleted in its entirety and replaced with the following:

4. Base Rent (Article 3):

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Base Rent per Rentable Square Foot

Lease Year 1*	$11,585,210.00	$965,434.17	$65.00

Lease Year 2	$11,932,766.30	$994,397.20	$66.95

Lease Year 3	$12,290,749.29	$1,024,229.11	$68.96

Lease Year 4	$12,659,471.77	$1,054,955.99	$71.03

Lease Year 5	$13,039,255.92	$1,086,604.67	$73.16

Lease Year 6	$13,430,433.60	$1,119,202.80	$75.35

Lease Year 7	$13,833,346.61	$1,152,778.89	$77.61

Lease Year 8	$14,248,347.00	$1,187,362.26	$79.94

Lease Year 9	$14,675,797.41	$1,222,983.12	$82.34

*

Notwithstanding the foregoing Base Rent schedule or any contrary provision of this Lease, as more specifically set forth in, and subject to the terms and conditions of, Section 3.2 of this Lease, below, Tenant shall not be obligated to pay Base Rent with respect to the Premises during the initial three (3) months of the Lease Term.

(d) Section 6. The Description for Section 6 of the Summary titled “Tenant’s Share” is deleted in its entirety and replaced with the following:

Approximately 25.9643% (i.e., the rentable square footage of the Premises (178,234), divided by the rentable square footage of the Building (686,458). For avoidance of doubt, it is the intent of the parties hereto that this Lease is structured as a so-called “industrial gross” lease.

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(e) Section 13. The Description for Section 13 of the Summary titled “Tenant Improvement Allowance” is deleted in its entirety and replaced with the following:

For the (i) initial Premises: $18,714,570.00 (i.e., an amount equal to $105.00 per rentable square foot of the Premises), plus, if Landlord elects to have Tenant perform (and Tenant agrees) any work in the Building in lieu of Landlord’s performance of such work (for example, the replacement of the air handlers and/or HVAC equipment described in Section 1.2 of the Tenant Work Letter as modified by Section 2.7(a) below), a reimbursement payment in an amount equal to the actual cost incurred by Tenant in performing such work; and (ii) for the Must-Take Space: an amount equal to the product of $105.00 and the rentable square footage of the Must-Take Space (subject to the additional reimbursement payment in the manner described above if Tenant agrees during the construction of Tenant Improvements in the Must-Take Space to perform components of Landlord’s Work in lieu of Landlord performing such work).

2.2 Section 3.2. The second sentence of Section 3.2 of the Existing Lease titled “Abated Base Rent” is deleted in its entirety and replaced with the following:

Landlord and Tenant acknowledge that the aggregate amount of the Rent Abatement equals $2,896,302.51.

2.3 Section 5.5. The first sentence of Section 5.5 of the Existing Lease titled “Roof Deck Area” is deleted in its entirety and replaced with the following:

Subject to the terms and conditions of this Lease, and provided Original Tenant or a Permitted Transferee Assignee leases at least 178,234 rentable square feet in the Building and occupies at least two (2) full floors, Tenant, at no additional Rent or cost to Tenant (other than the cost of installation of the improvements described herein and maintenance costs) may install a rooftop deck and/or a dog run located on the roof of the Building (the “Roof Deck Area”) in the area outlined in red on the plan attached hereto as Exhibit I (which area does not result in loss of any parking spaces on the Building’s roof), subject to receipt of all applicable governmental approvals and compliance with all Applicable Laws and provided that (i) all conditions of Tenant’s Dogs being present in the Premises (and other reasonable rules and regulations with respect to Tenant’s Dogs that Landlord may reasonably impose from time to time) will also apply to Tenant’s Dogs being present in the Roof Deck Area (with the exception of clauses (a), (b), and (c) of Section 5.4.1 above, provided that these exceptions will not excuse Tenant’s obligation to control all Tenant’s Dogs, to keep Tenant’s Dogs leashed outside of the Roof Deck Area (other than in the Premises), and to prevent Tenant’s Dogs from damaging the Project or causing disturbances while traveling to or from the Roof Deck Area), (ii) any such dog run must be completely enclosed to prevent Tenant’s Dogs from leaving the Roof

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Deck Area, and (iii) Tenant shall maintain the Roof Deck Area and all improvements installed therein by Tenant in good working order and free of dog waste and other debris.

2.4 Section 29.18. The last sentence of Section 29.18 of the Existing Lease titled “Notices” is deleted in its entirety and replaced with the following:”

As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Big Dog Holdings LLC

c/o Zynga Inc.

699 8th Street

San Francisco, California 94103

Attention: Ken Stuart, VP of Real Estate & Workplace Services

2.5 Tenant Work Letter. The Tenant Work Letter attached as Exhibit B to the Existing Lease is hereby amended as follows:

(a) The following sentence is added to the end of Section 1.2 of the Tenant Work Letter:

If Landlord replaces air handlers or other HVAC equipment that serves the Premises concurrently with the performance of the construction of the Tenant Improvements, such air handlers and HVAC equipment will be excluded from the definition of Warrantied Items.

(b) The first sentence of Section 2.1 of the Tenant Work Letter titled “Tenant Improvement Allowance” is amended by deleting the reference to the amount of Tenant Improvement Allowance with respect to the Must-Take Space and replacing it with “an amount equal to the product of $105.00 and the rentable square feet of the Must-Take Space”;

(c) The introductory sentence of Section 2.2.2 of the Tenant Work Letter titled “Disbursement of Tenant Improvement Allowance” is deleted in its entirety and replaced with the following:

During the construction of the Tenant Improvements, Landlord shall make lump sum or periodic (no more often than monthly and contingent on Tenant’s elections) disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

(d) Section 2.2.2.3 of the Tenant Work Letter is amended by adding the following sentence at the end of the section:

Without affecting Tenant’s rights with respect to the Must-Take Space, the parties acknowledge that Tenant has elected to receive the Tenant Improvement Allowance for the initial Premises on a “lump sum” basis as described in this Section 2.2.2.3.

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(e) Section 2.4 of the Tenant Work Letter is deleted in its entirety and replaced with the following:

2.4 Tenant Lobby Work. Landlord and Tenant hereby agree that, in addition to the Tenant Improvements, Tenant may renovate the atrium in the center of the Project, the existing lobby and entrance on the North side of the Project along Bluxome Alley, and the existing lobby and entrance on the South side of the Project along Townsend Street (“Tenant’s Lobby Work”), which will include the right to modify both the interior and exterior of such lobby and entrances, as more particularly set forth below and Section 5.7 of the Lease. If Tenant elects to renovate any portion of the lobby, Tenant shall complete all of the Tenant’s Lobby Work; provided that Tenant may defer the commencement of the renovation of the South entrance to the Project until the commencement of Tenant Improvements for the Must-Take Space. In Tenant elects to perform Tenant’s Lobby Work, Tenant shall be entitled to a one-time atrium, lobby, and entrance improvement allowance (the “Lobby Improvement Allowance”) from Landlord in the amount of $25,000,000.00 for the hard and soft costs related to the design and construction of Tenant’s Lobby Work. Tenant’s Lobby Work shall be constructed in accordance with the terms and conditions of this Tenant Work Letter as if such Tenant’s Lobby Work were the Tenant Improvements; provided, however, that the applicable allowance shall be the Lobby Improvement Allowance instead of the Tenant Improvement Allowance and the Lobby Improvement Allowance will be disbursed in two payments as follows: (A) $23,000,000.00 following the completion of Tenant’s Lobby Work associated with the atrium and the North entrance of the Project; and (B) $2,000,000.00 following the completion of Tenant’s Lobby Work associated with South entrance of the Project. However, at Tenant’s option (i) Tenant may elect to apply up to $7,000,000.00 of the Lobby Improvement Allowance towards the cost of Tenant Improvement Allowance Items for the initial Premises (or, as described below, for the Must-Take Space); provided, however, any portion of the Lobby Improvement Allowance applied towards the cost of Tenant Improvement Allowance Items for the initial Premises shall not reduce Tenant’s obligation to spend at least the amount described in Section 4.2.1 below towards the cost of Tenant Improvements in the initial Premises; (ii) any portion of the Lobby Improvement Allowance following completion of Tenant’s Lobby Work described in clause (A) above or clause (B) above may be applied by Tenant to the cost of Tenant Improvement Allowance Items related to Tenant Improvements constructed in the Must-Take Space (subject to the $7,000,000.00 cap described above). Landlord’s payment of the Lobby Improvement Allowance shall be conditioned on Tenant’s delivery to Landlord of all of the information described in Section 4.3 below with respect to such phase of Tenant’s Lobby Work, as well as Tenant’s delivery to Landlord of the items described in clauses (i) and (iii) of Section 2.2.2.2 above, in which event Landlord will deliver the applicable portion of the Lobby Improvement Allowance to Tenant within thirty (30) days following Tenant’s request for such delivery and Tenant’s delivery to Landlord of the information and items specified above in this Section 2.4. In addition

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to being subject to all other terms and condition of this Tenant Work Letter, Tenant’s Lobby Work shall be performed at such times, and in such manner, so as to minimize disruption to the business of Landlord and other tenants and occupants of the Building (Landlord and Tenant agree to cooperate in good faith to coordinate the timing of any demolition and construction of Tenant’s Lobby Work), and Tenant shall remain solely liable for any damage arising in connection with Tenant’s installation, use, maintenance and/or repair of Tenant’s Lobby Work, including, without limitation, any damage to the Building Structure. Tenant’s Lobby Work will not be deemed Specialty Alterations.

(f) The reference in Section 4.2.1 of the Tenant Work Letter to the amount of the Final Costs with respect to the initial Premises is deleted and replaced with $33,714,570.00. The parties acknowledge that the Final Costs with respect to the Must-Take Space will increase commensurately with any increase in rentable square feet in the Must-Take Space.

(g) The reference in Section 5.1 of the Tenant Work Letter to Amirali Shakoorian’s email address is deleted and replaced with ***.

(h) The reference in Section 5.2 of the Tenant Work Letter to Von Seetharaman and his email address are deleted and replaced with Ken Stuart and ***, respectively.

2.6 Exhibit A. The depiction of the Premises attached to the Existing Lease as Exhibit A is hereby deleted in its entirety and replaced with the new Exhibit A attached to this Amendment.

2.7 Exhibit A-1. The depiction of the Premises attached to the Existing Lease as Exhibit A-1 is hereby deleted in its entirety and replaced with the new Exhibit A-1 attached to this Amendment

2.8 Exhibit I. The depiction of the Roof Deck Area and Rooftop Area attached to the Existing Lease as Exhibit I is hereby deleted in its entirety and replaced with the new Exhibit I attached to this Amendment.

3. Remeasurement; Subsequent Amendment. If the physical dimensions of the Must-Take Space change in connection with the construction of Tenant Improvements, the Must-Take Space shall be remeasured pursuant to Section 1.2 of the Lease and the parties shall enter into a subsequent amendment to the Lease memorializing such remeasurement and other terms that will change as a result of such remeasurement pursuant to Section 1.3.5 of the Lease. However, in no event will such remeasurement include within the rentable square footage of the Must-Take Space any portion of the balcony areas located on the floors on which the Must-Take Space is located.

4. Brokers. Landlord and Tenant each represent and warrant to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Amendment, other than CBRE, Inc. (“CBRE”), representing Tenant, and Cushman and Wakefield (“Cushman”) whose commissions arising out of this Amendment will be payable by Landlord, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person (other than CBRE and Cushman) by reason of such party’s breach of their representation or warranty contained in this Section 4.

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4.1 Miscellaneous. Except as modified by this Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed. The Lease, as amended by this Amendment, may be amended only by an agreement in writing, signed by the parties hereto. This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

4.1 Whether or not specifically amended by this Amendment, all of the terms and provisions of the Existing Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

4.2 The submission of this Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Existing Lease on the terms and conditions contained herein, and this Amendment shall not become effective as an amendment to the Existing Lease unless and until the Effective Date.

4.3 This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Lease. Tenant acknowledges that all prior communications from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.

4.4 This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. This Amendment may be executed by a party’s signature transmitted by electronic mail in portable document format (“pdf”), and copies of this Amendment executed and delivered by means of pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon pdf signatures as if such signatures were originals. Any party executing and delivering this Amendment by pdf shall promptly thereafter deliver a counterpart of this Amendment containing said party’s original signature. All parties hereto agree that a pdf signature page may be introduced into evidence in any proceeding arising out of or related to this Amendment as if it were an original signature page.

[Signature page follows]

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The parties are signing this Amendment on the date stated in the introductory clause.

Landlord:

Big Dog Holdings LLC, a Delaware limited liability company,

By its sole member, Zynga, Inc., a Delaware corporation

By:	/s/ James Gerard Griffin
Name:	James Gerard Griffin
Title:	CFO

Tenant:

Airbnb, Inc., a Delaware corporation

By:	/s/ David C. Bernstein
Name:	David C. Bernstein
Title:	Chief Accounting Officer

By:
Name:
Title:

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Exhibit A

650 Townsend Street

Outline of Premises

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220
215
200

| SUITE | OCCUPANT | USF | RSF | CLSF | LED |
|---|---|---|---|---|---|
| 222 | Storage | 49.80 | 63.44 | --- | |
| 200 | Vacant | 7,058.64 | 8,992.37 | --- | |
| 210 | Vacant | 238.11 | 303.34 | --- | |
| 215 | Vacant | 2,064.38 | 2,629.93 | --- | |

| SUITE | OCCUPANT | USF | RSF | CLSF | LED |
|---|---|---|---|---|---|
| 220 | Vacant | 34,312.59 | 43,712.81 | | |

9.27.18

Floor
2

# 650 Townsend

650 Townsend Street
San Francisco, CA 94103

Report ID: 20

## Final Composite Drawing

USF - Total Usable Area
LED - Lease Expiration Date
RSF - Target Rentable Area
CLSF - Current Leased Area

Stevenson Systems

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Exhibit A-1

650 Townsend Street

Outline of Must-Take Space

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9.27.18

Floor

5E

650 Townsend

650 Townsend Street
San Francisco, CA 94103

Final Composite Drawing

20

Stevenson Systems

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Exhibit I

Roof Deck Area and Rooftop Area

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